UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 6, 2019 (June 5, 2019)

SIRIUS XM HOLDINGS INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-34295	38-3916511
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1290 Avenue of the Americas, 11th Fl., New York, NY	10104
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (212) 584-5100

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	SIRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 or Rule 12b-2 of the Securities Exchange Act of 1934.

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07.	Submission of Matters to a Vote of Security Holders.

On June 5, 2019, we held our 2019 Annual Meeting of Stockholders (the “2019 Annual Meeting”). At the 2019 Annual Meeting, stockholders voted on the matters disclosed in our definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on April 22, 2019 in connection with the 2019 Annual Meeting. The final voting results for the matters submitted to a vote of stockholders are as follows:

Item 1 – Election of Directors

At the 2019 Annual Meeting, the holders of our common stock elected the persons listed below as directors.

	Votes Cast For	Votes Withheld	Broker Non-Votes

Joan L. Amble	3,825,391,850	6,149,570	619,541,908
George W. Bodenheimer	3,824,873,289	6,668,131	619,541,908
Mark D. Carleton	3,566,718,124	264,823,296	619,541,908
Eddy W. Hartenstein	3,822,332,916	9,208,504	619,541,908
James P. Holden	3,816,187,622	15,353,798	619,541,908
Gregory B. Maffei	3,455,995,435	375,545,985	619,541,908
Evan D. Malone	3,799,942,742	31,598,678	619,541,908
James E. Meyer	3,800,325,177	31,216,243	619,541,908
James F. Mooney	3,721,397,330	110,144,090	619,541,908
Michael Rapino	3,802,968,411	28,573,009	619,541,908
Kristina M. Salen	3,826,303,423	5,237,997	619,541,908
Carl E. Vogel	3,620,348,908	211,192,512	619,541,908
David M. Zaslav	3,476,606,037	354,935,383	619,541,908

Item 2 – Ratification of Appointment of KPMG LLP as Our Independent Registered Public Accountants for 2019

The holders of our common stock ratified the appointment of KPMG LLP as our independent registered public accountants for 2019.

Votes Cast For 4,414,185,565	Votes Cast Against 27,927,803	Abstentions 8,969,960
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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SIRIUS XM HOLDINGS INC.

By:	/s/	Patrick L. Donnelly
Patrick L. Donnelly
Executive Vice President, General
Counsel and Secretary

Dated: June 5, 2019

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